Exhibit 99.1
Schedule of Investors

Investor	Common Shares	Warrants	Purchase Price
Atlas Master Fund, Ltd.	67,892	23,762	$305,514.00

Visium Balanced Fund, LP	140,257	49,090	$631,156.50

Visium Long Bias Offshore Fund, LTD	115,418	40,396	$519,381.00

Visium Long Bias Fund, LP	21,452	7,508	$96,534.00

Visium Balanced Offshore Fund, LTD	154,981	54,244	$697,414.50

Capital Ventures International	225,000	78,750	$1,012,500.00

Jennison Health Sciences Fund	975,000	341,250	$4,387,500.00

Pacific Select Fund, Health Sciences Portfolio	145,000	50,750	$652,500.00

LB I Group Inc.	666,667	233,334	$3,000,001.50

Merlin Biomed Round Table Fund, LP	11,000	3,850	$49,500.00

Merlin Biomed II, LP	45,000	15,750	$202,500.00

Merlin Biomed, LP	155,000	54,250	$697,500.00

Merlin Biomed International Limited	189,000	66,150	$850,500.00

Nite Capital, L.P.	222,223	77,779	$1,000,003.50

UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Ltd.	222,223	77,779	$1,000,003.50

H&Q Healthcare Investors	577,778	202,223	$2,600,001.00

H&Q Life Sciences Investors	311,111	108,889	$1,399,999.50

Broadfin Healthcare Fund, LP	66,667	23,334	$300,001.50

TOTAL	4,311,669	1,509,088	$19,402,510.50